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[Letterhead of PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110,
           Telephone (617) 530-5000, Facsimile (617) 530-5001]

                                                                  Exhibit (j)(3)


              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Trustees and Shareholders of State Street Research Institutional Funds:

In our opinion, the statement of changes in net assets for the year ended January 31, 2003 and the financial highlights for the four years in the period ended January 31, 2003 of the State Street Research Institutional Funds, hereafter referred to as the "Funds" (appearing in the State Street Research Institutional Funds 2004 Annual Report to Shareholders) present fairly, in all material respects, the changes in the Funds' net assets and the financial highlights for the above-described periods, in conformity with accounting principles generally accepted in the United States of America. This financial statement and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which include confirmation of securities at January 31, 2003 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
March 20, 2003